SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) - May 20, 1996


                                    PSC Inc.
             (Exact name of Registrant as Specified in its Charter)


                                    New York
                 (State or other jurisdiction of Incorporation)

                0-9919                                       16-0969362
        (Commission File Number)            (IRS Employer Identification No.)

                    675 Basket Road, Webster, New York 14580
                    (Address of Principal Executive Offices)

                                 (716) 265-1600
               Registrant's Telephone Number, including Area Code)










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                  Item 5.  Other Events


     On May 21, 1996 the Registrant announced that it had signed a definitive asset and stock purchase agreement with Spectra-Physics AB of Sweden to acquire its Data Capture Group which includes Spectra-Physics Scanning Systems, Inc., TXCOM and related businesses for approximately $140 million. The transaction is subject to the satisfaction of certain closing conditions and is expected to close within sixty days.

                  Item 7.  Financial Statements and Exhibits


                           (c)      Exhibits

                                    99      News Release dated May 21, 1996



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                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PSC Inc.
                                         (Registrant)


      Date:  May 22, 1996                 By:  /s/ William J. Woodard
                                          William J. Woodard
                                          Vice President Finance &
                                          Treasurer